                                                                     EXHIBIT 3.3

                           AMENDED AND RESTATED BYLAWS

                                       OF

                        SOFTWARE TECHNOLOGIES CORPORATION

                           (A CALIFORNIA CORPORATION)



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                                AMENDED AND RESTATED BYLAWS OF
                              SOFTWARE TECHNOLOGIES CORPORATION
                                  (A CALIFORNIA CORPORATION)

                                      TABLE OF CONTENTS
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
ARTICLE I         CORPORATE OFFICES..............................................................1


ARTICLE II        SHAREHOLDERS' MEETINGS.........................................................1

                  Section 2.1    PLACE OF MEETINGS...............................................1
                  Section 2.2    ANNUAL MEETINGS.................................................1
                  Section 2.3    SPECIAL MEETINGS................................................1
                  Section 2.4    NOTICE OF MEETINGS..............................................1
                  Section 2.5    WAIVER BY SHAREHOLDERS..........................................3
                  Section 2.6    ACTION WITHOUT MEETING..........................................3
                  Section 2.7    QUORUM..........................................................4
                  Section 2.8    VOTING RIGHTS - CUMULATIVE VOTING...............................5
                  Section 2.9    PROXIES.........................................................6
                  Section 2.10   MANNER OF CONDUCTING MEETINGS...................................6

ARTICLE III       DIRECTORS......................................................................7

                  Section 3.1    POWERS..........................................................7
                  Section 3.2    AUTHORIZED NUMBER...............................................8
                  Section 3.3    ELECTION AND TENURE OF OFFICE...................................8
                  Section 3.4    VACANCIES.......................................................8
                  Section 3.5    REMOVAL OF DIRECTORS............................................9
                  Section 3.6    PLACE OF MEETINGS...............................................9
                  Section 3.7    REGULAR MEETINGS................................................9
                  Section 3.8    SPECIAL MEETINGS - NOTICES......................................9
                  Section 3.9    WAIVER OF NOTICE...............................................10
                  Section 3.10   ACTION AT A MEETING............................................10
                  Section 3.11   ADJOURNMENT....................................................10
                  Section 3.12   ACTION WITHOUT MEETING.........................................10
                  Section 3.13   COMPENSATION...................................................11
                  Section 3.14   ORGANIZATION OF MEETINGS.......................................11

ARTICLE IV        OFFICERS......................................................................11

                  Section 4.1    OFFICERS.......................................................11
                  Section 4.2    ELECTION, REMOVAL AND RESIGNATION..............................11
                  Section 4.3    CHAIRMAN OF THE BOARD..........................................12
                  Section 4.4    CHIEF EXECUTIVE OFFICER........................................12



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                                TABLE OF CONTENTS
                                   (CONTINUED)
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
                  Section 4.5    PRESIDENT......................................................12
                  Section 4.6    VICE PRESIDENTS................................................12
                  Section 4.7    SECRETARY AND ASSISTANT SECRETARY..............................12
                  Section 4.8    CHIEF AND SUBORDINATE FINANCIAL OFFICERS.......................13
                  Section 4.9    ADDITIONAL POWERS, SENIORITY AND SUBSTITUTION OF OFFICERS......13
                  Section 4.10   COMPENSATION...................................................13

ARTICLE V         COMMITTEES....................................................................14

                  Section 5.1    AUTHORIZATION..................................................14
                  Section 5.2    POWERS.........................................................14
                  Section 5.3    PROCEDURES.....................................................14

ARTICLE VI        CORPORATE RECORDS AND REPORTS - INSPECTION....................................15

                  Section 6.1    RECORDS........................................................15
                  Section 6.2    INSPECTION OF BOOKS AND RECORDS................................15
                  Section 6.3    INSPECTION OF BYLAWS...........................................16
                  Section 6.4    CHECKS, DRAFTS, ETC............................................16
                  Section 6.5    REPORTS TO SHAREHOLDERS........................................16

ARTICLE VII       OTHER AUTHORIZATIONS..........................................................16

                  Section 7.1    EXECUTION OF CONTRACTS.........................................16
                  Section 7.2    REPRESENTATION OF SHARES OF OTHER CORPORATIONS.................17
                  Section 7.3    DIVIDENDS......................................................17

ARTICLE VIII      STOCK CERTIFICATES AND TRANSFER OF SHARES.....................................17

                  Section 8.1    STOCK CERTIFICATES.............................................17
                  Section 8.2    TRANSFER ON THE BOOKS..........................................18
                  Section 8.3    LOST OR DESTROYED CERTIFICATES.................................18
                  Section 8.4    TRANSFER AGENTS AND REGISTRARS.................................18
                  Section 8.5    FIXING RECORD DATE FOR ACTIONS WITH RESPECT TO SHAREHOLDERS....18
                  Section 8.6    RECORD OWNERSHIP...............................................19

ARTICLE IX        INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND OTHER AGENTS............19

                  Section 9.1    INDEMNIFICATION OF DIRECTORS AND OFFICERS......................19
                  Section 9.2    OTHER AGENTS...................................................20



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                                TABLE OF CONTENTS
                                   (CONTINUED)
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
ARTICLE X         INTERPRETATION................................................................20

ARTICLE XI        AMENDMENTS TO BYLAWS..........................................................20

                  Section 11.1   BY SHAREHOLDERS................................................20
                  Section 11.2   BY DIRECTORS...................................................20
                  Section 11.3   RECORD OF AMENDMENTS...........................................20



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                         AMENDED AND RESTATED BYLAWS OF

                        SOFTWARE TECHNOLOGIES CORPORATION
                           (A CALIFORNIA CORPORATION)


                                    ARTICLE I
                                CORPORATE OFFICES

        The principal executive office of the corporation shall be at such place within or without the State of California as the Board of Directors hereafter shall designate. The corporation may also have offices at such other place, or places, as the Board of Directors may from time to time designate.

                                   ARTICLE II
                             SHAREHOLDERS' MEETINGS

Section 2.1 PLACE OF MEETINGS

        All meetings of the shareholders shall be held at the principal executive office of the corporation, or any other place within or without the State of California as may be designated for that purpose from time to time by the Board of Directors.

Section 2.2 ANNUAL MEETINGS

        The annual meeting of shareholders shall be held on May 1 (but if such day is a legal holiday, then on the next succeeding business day) at the hour of 10:00 o'clock in the a.m., Pacific Time, or such other day and time as the Board of Directors may select.

Section 2.3 SPECIAL MEETINGS

        Special meetings of shareholders, for any purpose or purposes permitted under the General Corporation Law of the State of California (the "GCL" hereinafter) and the Articles of Incorporation of this corporation, may be called at any time by the Board of Directors, or by the Chairman of the Board, or by the Chief Executive Officer, or by the President, or by shareholders entitled to cast not less than 10 percent of the votes at such meeting.

Section 2.4 NOTICE OF MEETINGS

        2.4.1 Written notice of each meeting of shareholders, annual or special, shall be given not less than 10 nor more than 60 days before the date of the meeting to each shareholder entitled to vote thereat. Any notice of a shareholders' meeting or report to shareholders shall be deemed to have been given at the time when delivered personally or deposited in the mail (first class, postage prepaid) or sent by other means of written communication. An affidavit of mailing of any notice or report in accordance with the provisions of the GCL, executed by the Secretary, assistant secretary or any transfer agent, shall be prima facie evidence of the giving of the notice or report.

        2.4.2 Upon request in writing, delivered to such officers by any persons entitled to call a meeting of shareholders, it shall be the duty of the Chairman of the Board, the Chief Executive Officer, the President, a Vice President or the Secretary, to cause notice to be given to the shareholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, not less than 35 nor more than 60 days after receipt of the request. If such notice shall not be given within 20 days after the date of receipt of such request, the person or persons entitled to call the meeting may give notice of the meeting in the manner provided in Section 2.4.3 of these Bylaws.

        2.4.3 Notice of each annual or special meeting of shareholders shall be given in writing and shall specify the place, the date, and the hour of the meeting, and (1) in the case of a special meeting, the general nature of the business to be transacted at the meeting (and no other business may be transacted at the meeting), or (2) in the case of the annual meeting, those matters which the Board of Directors, at the time of the mailing of the notice, intends to present for action by the shareholders (but, subject to the provisions of the immediately following sentence, any proper matter may be presented at the meeting for such action). Each notice of an annual or special meeting shall also include a statement of (1) the general nature of each proposal, if any, to take action to approve (a) a contract or other transaction described in Section 310 of the GCL, (b) amendments to the Articles of Incorporation pursuant to Section 902 of the GCL, (c) a reorganization pursuant to Section 1201 of the GCL, (d) a voluntary dissolution pursuant to Section 1900 of the GCL, or (e) a plan of distribution which is not in accordance with the liquidation rights of preferred shares, if any, pursuant to Section 2007 of the GCL, and (2), if directors are to be elected at the meeting, the names of nominees intended at the time of the notice to be presented by management for election; if the statements required in (1) are not included in such notice, then any shareholder approval at the meeting, other than unanimous approval of those entitled to vote, pursuant to the GCL sections set forth in (1) shall be invalid.

        2.4.4 Notice of a shareholders' meeting or any report to the shareholders shall be given either personally, or by sending a copy thereof by first-class mail, or by telegram, or by other means of written communication, charges prepaid, to the shareholder's address appearing on the books of the corporation, or given by the shareholder to the corporation for the purpose of notice; or, if no such address appears or is given, notice shall be deemed to have been given if addressed to the shareholder at the place where the principal executive office of the corporation is located or if published at least once in a newspaper having general circulation in the county in which the principal executive office is located. If any notice or report addressed to the shareholder at the address of such shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice or report to the shareholder at such address, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available for the shareholder upon written demand of the shareholder at the principal executive office of the corporation for a period of one year from the date of the giving of the notice or report to all other shareholders.


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        2.4.5 When a shareholders' meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than 45 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.

Section 2.5 WAIVER BY SHAREHOLDERS

        In accordance with Section 601, subdivision (e) of the GCL, the transactions of any meeting of shareholders, however called and noticed, and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the shareholders entitled to vote designated below signs a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof:

            (a) Those not present in person or represented by proxy; and

            (b) Those who, although present, either object at the beginning of the meeting pursuant to Section 601, subdivision (e) of the GCL to the transaction of any business because the meeting has not been lawfully called or convened, or expressly object at the meeting to the consideration of matters not included in the notice which are legally required to be included therein.

        All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Unless the Articles of Incorporation provide otherwise or the written waiver, consent or approval states otherwise, the written waiver, consent or approval need not specify the business to be transacted at or the purpose of any regular or special meeting of shareholders; provided, however, that the written waiver of notice of an annual or special meeting of shareholders shall include a statement of the general nature of each proposal, if any, to take action to approve (1) a contract or other transaction as described in Section 310 of the GCL, (2) amendments to the Articles of Incorporation pursuant to Section 902 of the GCL,
(3) a reorganization pursuant to Section 1201 of the GCL, (4) a voluntary dissolution pursuant to Section 1900 of the GCL, or (5) a plan of distribution which is not in accordance with the liquidation rights of preferred shares, if any, pursuant to Section 2007 of the GCL; if such statement is not included in such written waiver of notice, then any shareholder approval at the meeting, other than unanimous approval of those entitled to vote, pursuant to the GCL sections set forth above shall be invalid.

Section 2.6 ACTION WITHOUT MEETING

        2.6.1 Unless otherwise provided in the Articles of Incorporation of this corporation, any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting, and without prior notice (except as provided in Section 2.6.2 of these Bylaws), if a consent in writing, setting forth the action so taken, is signed by the holders of the outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action


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at a meeting at which all shares entitled to vote thereon were present and voted; provided, however, that directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors.

        2.6.2 Unless the consents of all the shareholders entitled to vote have been solicited in writing:

            (a) Notice of any shareholder approval of any contract or any transaction pursuant to Section 310 of the GCL, indemnification of an agent of the corporation pursuant to Section 317 of the GCL, a reorganization pursuant to
Section 1201 of the GCL, or a plan of distribution which is not in accordance with the liquidation rights of preferred shares, if any, pursuant to Section 2007 of the GCL, without a meeting by less than unanimous written consent shall be given at least 10 days before consummation of the action authorized by such approval; and

            (b) Prompt notice shall be given of the taking of any other corporate action approved by the shareholders without a meeting by less than unanimous written consent, to those shareholders entitled to vote who have not consented in writing. Such notice shall be given in the manner and shall be deemed to have been given at the time provided in Section 2.4 of these Bylaws.

        2.6.3 Any shareholder giving a written consent, or the shareholder's proxyholders, or a transferee of the shares or a personal representative of the shareholder or their respective proxyholders, may revoke the consent by a writing received by the corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the Corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the Secretary of the Corporation.

        2.6.4 Notwithstanding any other provision of this Section 2.6, unless otherwise provided in the Articles of Incorporation of this corporation, effective when the corporation becomes a listed corporation within the meaning of Section 301.5 of the GCL, any action required or permitted to be taken by the shareholders of the corporation must be effected at a duly called annual or special meeting of shareholders of the corporation and may not be effected by any consent in writing by the shareholders.

Section 2.7 QUORUM

        2.7.1 A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum at a meeting of shareholders. If a quorum is present, the affirmative vote of the majority of shares represented at the meeting and entitled to vote on any matter shall be the act of shareholders, unless the vote of a greater number or voting by classes is required by law or the Articles of Incorporation or these Bylaws and except as provided in Section
2.7.2 of these Bylaws. Whenever under the GCL shares are disqualified from voting on any matter, they shall not be considered outstanding for the determination of a quorum at any meeting to act upon that matter.

        2.7.2 The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of


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enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

        2.7.3 In the absence of a quorum, any meeting of shareholders may be adjourned from time to time by the vote of the majority of the shares represented either in person or by proxy, but no other business may be transacted, except as provided in Section 2.7.2 of these Bylaws.

Section 2.8 VOTING RIGHTS - CUMULATIVE VOTING

        2.8.1 Subject to the provisions of Sections 702, 703 and 704 of the GCL (relating to voting of shares held by Fiduciaries and other designated persons, held in the name of another corporation, or held in the names of two or more persons), only persons in whose names shares entitled to vote stand on the stock records of the corporation on the record date, as determined in accordance with
Section 8.5, Article VIII of these Bylaws, shall be entitled to notice of and to vote at such meeting, notwithstanding any transfer of any shares on the books of the corporation after the record date (except as otherwise provided by agreement or the GCL).

        2.8.2 Voting may be by voice or by ballot; provided, however, that all elections for directors must be by ballot if a shareholder so demands at the meeting and before the voting begins.

        2.8.3 If a quorum is present, the affirmative vote of the majority of the shares represented and voting at the meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the GCL or the Articles of Incorporation of this corporation and except as provided in Section 2.7.2 of these Bylaws. Whenever under the GCL shares are disqualified from voting on any matter, they shall not be considered outstanding for the determination of the required vote to approve action upon that matter.

        2.8.4 Subject to satisfaction of the requirements set forth in the immediately following sentence, every shareholder entitled to vote at any election of directors may cumulate such shareholder's votes, i.e., give any one or more candidates a total number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholders shares are entitled, distributed as the shareholder thinks fit. No shareholder shall be entitled to cast for any candidate a number of votes exceeding the number of the shareholder's shares, unless such candidate's name has been placed in nomination prior to the voting and any shareholder has given notice at the meeting prior to the voting of the shareholder's intention to cumulate the shareholders votes. If any shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. At the time the corporation becomes a listed corporation within the meaning of Section 301.5 of the GCL, the provisions of this Section 2.8.4 shall be of no further force and effect, and no shareholder shall be entitled to cumulate such shareholder's votes at any election of directors.

        2.8.5 In any election of directors, the candidates receiving the highest number of votes of shares entitled to be voted for them, up to the number of directors to be elected by such shares, are elected.



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        2.8.6 Except as otherwise provided hereinabove in this Section 2.8 and except as may be otherwise provided in the Articles of Incorporation of this corporation, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote of shareholders. Any holder of shares entitled to vote on any matter may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, other than elections to office, but, if the shareholder fails to specify the number of shares such shareholder is voting affirmatively, it will be conclusively presumed that the shareholders' approving vote is with respect to all shares such shareholder is entitled to vote.

Section 2.9 PROXIES

        2.9.1 Every person entitled to vote or to execute consents may do so either in person or by a written proxy authorizing another person or persons to vote with respect to such shares. The proxy shall not be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy.

        2.9.2 Every proxy continues in full force and effect until revoked by the person executing it prior to the vote pursuant thereto, except as otherwise provided in this Section 2.9. Such revocation may be effected by a writing delivered to the corporation stating that the proxy is revoked or by a subsequent proxy executed by the person executing the prior proxy and presented to the meeting, or by attendance at the meeting and voting in person by, the person executing the proxy. The dates contained on the forms of proxy presumptively determine the order of execution, regardless of the post-marked dates on the envelopes in which they are mailed. A proxy is not revoked by the death or incapacity of the maker unless, before the vote is counted, written notice of such death or incapacity is received by the corporation. A proxy may be made irrevocable for the period specified therein in accordance with and subject to the provisions of Section 705, subdivision (e) of the GCL.

        2.9.3 A proxy may be revoked, notwithstanding a provision making it irrevocable, by a transferee of shares without knowledge of the existence of the provision unless the existence of the proxy and its irrevocability appear on the certificate (in accordance with GCL Section 174) representing such shares.

Section 2.10 MANNER OF CONDUCTING MEETINGS

        2.10.1

            (a) In advance of any meeting of shareholders the Board may appoint inspectors of election to act at the meeting and any adjournment thereof. If inspectors of election are not so appointed, or if any persons so appointed fail to appear or refuse to act, the chairman of any meeting of shareholders may, and on the request of any shareholder or a shareholder's proxy shall, appoint inspectors of election (or persons to replace those who so fail or refuse) at the meeting. The number of inspectors shall be either one (1) or three (3). If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares represented in person or by proxy shall determine whether one (1) or three (3) inspectors are to be appointed.


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            (b) The inspectors of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies, receive votes, ballots or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes or consents, determine when the polls shall close, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all shareholders.

            (c) The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three (3) inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

        2.10.2 The Chairman of the Board of Directors shall preside at each meeting of shareholders. In the absence of the Chairman, the meeting shall be chaired by an officer of the corporation in accordance with the following order:
Chief Executive Officer, President, Executive Vice President, Senior Vice President and Vice President. In the absence of all such officers, the meeting shall be chaired by a person chosen by the vote of a majority in interest of the shareholders present in person or represented by proxy and entitled to vote thereat, shall act as chairman. The Secretary or in his or her absence an Assistant Secretary or in the absence of the Secretary and all Assistant Secretaries a person whom the chairman of the meeting shall appoint shall act as secretary of the meeting and keep a record of the proceedings thereof. The Board of Directors of the Company shall be entitled to make such rules or regulations for the conduct of meetings of shareholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to shareholders of record of the corporation and their duly authorized and constituted proxies, and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot, unless, and to the extent, determined by the Board of Directors or the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with rules of parliamentary procedure.

                                   ARTICLE III
                                    DIRECTORS

Section 3.1 POWERS

        Subject to the provisions of the GCL and any limitations in the Articles of Incorporation relating to action required to be authorized or approved by the shareholders, the business and affairs



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

of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.

Section 3.2 AUTHORIZED NUMBER

        3.2.1 The number of directors of this corporation shall be not less than nine (9) and not more than seventeen (17) until changed by amendment of this
Section 3.2. After the corporation has issued shares, an amendment changing the maximum or minimum number of directors may be adopted only by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that an amendment reducing the number of directors to a number less than five cannot be adopted if the votes cast against its adoption at a meeting or the shares not consenting in the case of action by written consent exceed 16-2/3 percent of the outstanding shares entitled to vote.

        3.2.2 Until changed as herein provided, the number of directors of this corporation is hereby fixed at nine (9). The number so fixed may be changed, within the limits specified in Section 3.2.1, by approval of the Board of Directors or by vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of holders of a majority of the outstanding shares entitled to vote.

Section 3.3 ELECTION AND TENURE OF OFFICE

        Directors shall be elected at the annual meeting of the shareholders in accordance with the Articles of Incorporation. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

Section 3.4 VACANCIES

        3.4.1 Vacancies in the Board of Directors, including vacancies created by removal of directors, may be filled by a majority of the remaining directors, although less than a quorum, or by a sole remaining director.

        3.4.2 The shareholders may at any time elect a director or directors to fill any vacancy or vacancies not filled by the directors. Any such election by written consent other than to fill a vacancy created by removal shall require the consent of holders of a majority of the outstanding shares entitled to vote.

        3.4.3 A vacancy shall be deemed to exist on the Board of Directors whenever any authorized position of director is not filled by a duly elected director, whether caused by death, resignation, removal, change in the authorized number of directors (by the Board or the shareholders) or otherwise.

        3.4.4 Any director may resign effective upon giving written notice to the Chairman of the Board, the Chief Executive Officer, the President, the Secretary or the Board of Directors of the


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

corporation, unless the notice specifies a later time for effectiveness of such resignation. If a resignation of a director is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

        3.4.5 No reduction in the authorized number of directors shall have the effect of removing any director prior to the expiration of such director's term of office.

Section 3.5    REMOVAL OF DIRECTORS

        The Board of Directors may declare vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony. Any or all of the directors may be removed from office without cause in the manner provided in Section 303(a) of the GCL.

Section 3.6    PLACE OF MEETINGS

        Meetings of the Board of Directors may be held at any place within or without the State of California which has been stated in the notice of the meeting, or, if not stated in the notice or there is no notice, at the principal executive office of the corporation or at such other place as may be designated for directors' meetings from time to time by resolution of the Board of Directors.

Section 3.7    REGULAR MEETINGS

        Regular meetings of the Board of Directors shall be held at such time and place as may be determined from time to time by the Board. No notice need be given of such regular meetings, except that notice shall be given to each director (as for a special meeting) of the resolution establishing a regular meeting date, which notice shall contain the date of the month, the time and the place of the regular meetings.

Section 3.8    SPECIAL MEETINGS - NOTICES

        3.8.1 Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board or the Chief Executive Officer or the President or any Vice President or the Secretary or any two directors.

        3.8.2 Special meetings of the Board of Directors shall be held upon at least 4 days' notice by mail or 48 hours' notice delivered personally or by telephone, telegraph, telex, facsimile, voice messaging system, electronic mail or other similar means of communication. A notice need not specify the purpose of any meeting of the Board of Directors. Any such notice shall be addressed or delivered to each director at such director's address as it is shown upon the records of the corporation or as may have been given to the corporation by the director for purposes of notice or, if such address is not shown on such records or is not readily ascertainable, at the principal executive office of the corporation.

        3.8.3 Notice by mail shall be deemed to have been given at the time a written notice is deposited in the United States mails, first class, postage prepaid. Any other written notice shall be deemed to have been given at the time a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means, to the recipient. Oral notice shall be deemed to have been given at the time it is communicated, in person or by telephone or wireless, to the recipient or to a person at the office of the recipient who the person giving the notice has reason to believe will promptly communicate it to the recipient.

Section 3.9 WAIVER OF NOTICE

        Notice of a meeting need not be given to any director who signs a written waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director. No director who so protests shall be considered present at any such meeting. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 3.10 ACTION AT A MEETING

        3.10.1 A majority of the authorized number of directors present in person constitutes a quorum of the Board of Directors for the transaction of business at a meeting. Members of the Board of Directors may participate in a meeting (and so participating shall be considered present in person) through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another.

        3.10.2 Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the Board of Directors, unless a greater number or the same number after disqualifying one or more directors from voting is required by law, by the Articles of Incorporation or by the Bylaws. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, so long as any action taken is approved by at least a majority of the required quorum for such meeting.

Section 3.11 ADJOURNMENT

        A majority of the directors present at a meeting, whether or not a quorum is present, may adjourn the meeting to another time and place. If the meeting is adjourned for more than 24 hours, notice delivered personally or by telephone, telegraph, telex, facsimile, voice messaging system, electronic mail or other similar means of communication stating the time and place at which the meeting will reconvene, shall be given to each director who was not present at the time of the adjournment. Notice shall be deemed given as provided in Section 3.8.3.

Section 3.12 ACTION WITHOUT MEETING

        Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all of the members of the Board of Directors shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the

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

proceedings of the Board of Directors. Such action by written consent shall have the same force and effect as a unanimous vote of such directors.

Section 3.13 COMPENSATION

        The directors may be paid their expenses of attending each meeting of the Board of Directors. In addition, the Board of Directors may from time to time, in its discretion, pay to directors a fixed sum for attendance at each meeting of the Board of Directors or may pay a stated fee for services as a director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like reimbursement and compensation for attending committee meetings.

Section 3.14 ORGANIZATION OF MEETINGS

        The Chairman of the Board shall preside at all meetings of the Board of Directors. In the absence of the Chairman, the meeting shall be chaired by one of the following directors in the order stated: Chief Executive Officer, President and Executive Vice President. In the absence of all such directors, a President Pro Tem chosen by a majority of the directors present shall preside at the meeting.

                                   ARTICLE IV
                                    OFFICERS

Section 4.1 OFFICERS

        The officers of the corporation shall be a Chairman of the Board or a President or both, a Chief Executive Officer, one or more Vice Presidents, a Secretary, a Chief Financial Officer and such other officers with such titles as shall be determined by the Board of Directors and with such duties as shall be delegated to them by the Board of Directors or any supervisory officer. The Board of Directors may designate one or more Area Presidents and one or more Executive Vice Presidents or Senior Vice Presidents. The Board of Directors may from time to time designate the President or any Vice President as the Chief Operating Officer of the corporation. Any Vice President, Treasurer or Assistant Treasurer, or Assistant Secretary respectively may exercise any of the powers of the Chief Executive Officer or President, the Chief Financial Officer, or the Secretary, respectively, as directed by the Board of Directors and shall perform such other duties as are imposed upon such officer by the Bylaws or the Board of Directors. Any number of offices may be held by the same person.

Section 4.2 ELECTION, REMOVAL AND RESIGNATION

        Officers shall be chosen by the Board of Directors and shall serve and shall be subject to removal, with or without cause, at the pleasure of the Board of Directors, subject to the rights, if any, of officers under contracts of employment with the corporation. Any officer may resign at any time

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

upon written notice to the corporation without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

Section 4.3 CHAIRMAN OF THE BOARD

        The Chairman of the Board, if there be such officer, shall, if present, preside at all meetings of the Board of Directors and shall exercise and perform such other powers and duties as may be assigned from time to time to the Chairman of the Board by the Board of Directors. Whenever there is no Chief Executive Officer and/or President of the corporation, the Chairman of the Board shall have the powers and duties of such officer position.

Section 4.4 CHIEF EXECUTIVE OFFICER

        Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the Chief Executive Officer shall be subject to the control of the Board of Directors and have general supervision, direction and control of the business. He or she shall preside at all meetings of the shareholders and, in the absence or non-existence of the Chairman of the Board, at all meetings of the Board of Directors. He or she shall have the general powers and duties of management usually vested in the office of the chief executive officer of a corporation, and shall have such other powers and perform such other duties as from time to time may be prescribed by the Board of Directors or these Bylaws.

Section 4.5 PRESIDENT

        In the absence or disability of the Chief Executive Officer, and if there is no Chairman of the Board, the President shall perform all the duties of the Chief Executive Officer and when so acting shall have the power of, and be subject to all the restrictions upon, the Chief Executive Officer. The President shall have such other powers and perform such other duties as from time to time may be prescribed for the president by the Board of Directors, these Bylaws, the Chief Executive Officer or the Chairman of the Board.

Section 4.6 VICE PRESIDENTS

        The Vice Presidents shall have such powers and perform such duties as from time to time may be prescribed for them respectively by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or any other officer supervising such Vice President. In the absence or disability of the Chief Executive Officer, the President and Chairman of the Board, a Vice President designated by the Board of Directors shall substitute for and assume the duties, powers and authority of the Chief Executive Officer.

Section 4.7 SECRETARY AND ASSISTANT SECRETARY

        4.7.1 The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders, shall record or cause to be recorded all votes and minutes thereof, shall give notice of each meeting of the shareholders and Board of Directors requiring notice and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, or the President. The Secretary shall keep in safe custody the seal of the corporation, and, when authorized by the Board of Directors, shall affix the same to any instrument.

        4.7.2 The Assistant Secretary shall perform such corporate secretarial duties as may be prescribed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or the Secretary, and in the absence or disability of the Secretary shall substitute for and assume the duties, powers and authority of the Secretary.

Section 4.8 CHIEF AND SUBORDINATE FINANCIAL OFFICERS

        4.8.1 The Chief Financial Officer shall keep and maintain or cause to be kept and maintained adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital and retained earnings. The books of account shall be open to inspection by all directors at all reasonable times. The Chief Financial Officer shall deposit or cause to be deposited all moneys and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors. The Chief Financial Officer shall disburse or cause to be disbursed the funds of the corporation as may be ordered by the Board of Directors. The Chief Financial Officer shall supervise the subordinate financial officers.

        4.8.2 The subordinate financial officers, which may be a Treasurer, a Controller and one or more Assistant Treasurers and Assistant Controllers, shall perform such duties and exercise such powers as shall be delegated to them by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, or the Chief Financial Officer.

Section 4.9 ADDITIONAL POWERS, SENIORITY AND SUBSTITUTION OF OFFICERS

        In addition to the foregoing powers and duties specifically prescribed for the respective officers, the Board of Directors may from time to time by resolution impose or confer upon any of the officers such additional duties and powers as the Board of Directors may see fit, and/or determine the order of seniority among the officers. Any such resolution may be final, subject only to further action by the Board of Directors, or the resolution may grant such discretion, as the Board of Directors deems appropriate, to the Chairman of the Board or to the Chief Executive Officer or President (or in their absence the Vice President serving in such place) to impose or confer additional duties and powers and to determine the order of seniority among officers. The Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President may designate any officer or officers to substitute for and assume the duties, powers and authority of any absent officer or officers in any instances not provided for above.

Section 4.10 COMPENSATION

        The officers of this corporation shall receive such compensation as shall be fixed from time to time by the Board of Directors, except that the Board of Directors may delegate to any officer or officers the power to fix the compensation of any other officer or officers. No officer shall be

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

prevented from receiving compensation by reason of the fact that the officer is also a director of the corporation.

                                    ARTICLE V
                                   COMMITTEES

Section 5.1 AUTHORIZATION

        By resolution adopted by a majority of the authorized number of directors, the Board of Directors may designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the Board of Directors and may designate one or more directors as alternate members of a committee, who may replace any absent member at any meeting of the committee.

Section 5.2 POWERS

        Subject to the provisions of the GCL and any limitations contained in the Articles of Incorporation or Bylaws, each such committee shall have such authority as shall be delegated to it by resolution of the Board of Directors. The foregoing notwithstanding, no committee or committees, singly or in the aggregate, shall have any authority with respect to:

            (a) the approval of any action for which the GCL or the Articles of Incorporation also require shareholder approval;

            (b) the filling of vacancies on the Board of Directors or on any committee;

            (c) the fixing of compensation of the directors for serving on the Board of Directors or on any committee;

            (d) the amendment or repeal of Bylaws or the adoption of new Bylaws;

            (e) the amendment or repeal of any resolution of the Board of Directors which by its express terms is not so amendable or repealable;

            (f) any distribution to the shareholders of the corporation except at a rate or in a periodic amount or within a price range determined by the Board of Directors; or

            (g) the appointment of other committees of the Board of Directors or other members thereof.

Section 5.3 PROCEDURES

        The provisions of Sections 3.8 through 3.13 of these Bylaws shall apply to meetings of each committee, substituting the word "committee" wherever the words "Board of Directors" appear, unless the context requires otherwise. Subject to the foregoing, the procedures for notice and conduct of meetings of each committee shall be as prescribed by the Board of Directors, or, in the absence of prescription by the Board of Directors, as prescribed by the committee.

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

                                   ARTICLE VI
                   CORPORATE RECORDS AND REPORTS - INSPECTION

Section 6.1 RECORDS

        The corporation shall keep (1) adequate and correct books and records of account, (2) minutes of the proceedings of its shareholders, Board of Directors and committees of the Board, and (3) a record of its shareholders, at its principal executive office, or at the office of its transfer agent or registrar, giving the names and addresses of all shareholders and the number and class of shares held by each. Minutes shall be kept in written form. All other books shall be kept either in written form or in any other form capable of being converted into written form.

Section 6.2 INSPECTION OF BOOKS AND RECORDS

        6.2.1 The record of shareholders, the accounting books and records, and the minutes of proceedings of the shareholders and the Board of Directors and committees of the Board of this corporation and of each subsidiary of this corporation shall be open to inspection upon the written demand on the corporation of any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours, for a purpose reasonably related to such holder's interest as a shareholder or as the holder of such voting trust certificate. The right of inspection includes the right to copy. Such inspection by a shareholder or holder of a voting trust certificate may be made in person or by agent or attorney.

        6.2.2 A shareholder or shareholders holding at least 5% in the aggregate of the outstanding voting shares of the corporation or who hold at least 1% of such voting shares and have filed a Schedule 14B with the United States Securities and Exchange Commission relating to the election of directors of the corporation shall have an absolute right to do either or both of the following (either in person or by agent or attorney): (a) inspect and copy the record of shareholders' names and addresses and shareholdings during the usual business hours upon 5 business days prior written demand upon the corporation, or (b) obtain from the transfer agent for the corporation, upon five (5) business days' prior written demand and upon the tender of its usual charges for such a list (the amount of which charges shall be stated to the shareholder by the transfer agent upon request), a list of the shareholders' names and addresses who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which it has been compiled or as of a date specified by the shareholder subsequent to the date of demand.

        6.2.3 Every director of the corporation shall have the absolute right at any reasonable time to inspect and copy all books, records and documents of every kind and to inspect the physical properties of the corporation and any of its subsidiary corporations. Such inspection by a director may be made in person or by agent or attorney, and the right of inspection includes the right to copy and make extracts.

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

Section 6.3 INSPECTION OF BYLAWS

        The corporation shall keep at its principal executive office in California, or if its principal executive office is not in California at its principal business office in California, the original or a copy of these Bylaws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours. If the principal executive office of the corporation is outside California and the corporation has no principal business office in California, the corporation shall upon the written request of any shareholder furnish to such shareholder a copy of these Bylaws as amended to date.

Section 6.4 CHECKS, DRAFTS, ETC.

        All checks, drafts, or other orders for payment of money, notes, or other evidences of indebtedness, issued in the name of, or payable to, the corporation, shall be signed or endorsed by such person or persons, and in such manner as shall be determined from time to time by resolution of the Board of Directors.

Section 6.5 REPORTS TO SHAREHOLDERS

        Except as may otherwise be required by law, the rendition of an annual report to the shareholders is waived so long as there are less than one hundred
(100) holders of record of the shares of the corporation (determined as provided in Section 605 of the GCL). At such time or times, if any, that the corporation has one hundred (100) or more holders of record of its shares, the Board of Directors shall cause an annual report to be sent to the shareholders not later than one hundred twenty (120) days after the close of the fiscal year or within such shorter time period as may be required by applicable law, and such annual report shall contain such information and be accompanied by such other documents as may be required by applicable law.

                                   ARTICLE VII
                              OTHER AUTHORIZATIONS

Section 7.1 EXECUTION OF CONTRACTS

        The Board of Directors, except as in these Bylaws otherwise provided, may authorize any officer or officers or agent or agents to enter into any contract or execute any instrument in the name of and on behalf of the corporation. Such authority may be general, or confined to specific instances. Unless so authorized by the Board of Directors, no officer, agent, or employee shall, or shall have any power or authority to, bind the corporation by any contract or engagement, or pledge its credit, or render it liable for any purpose or in any amount; provided, however, that nothing contained in this
Section 7.1 shall be construed to prevent any officer of the corporation from performing said officer's regular duties in the ordinary course of business pursuant to the authority granted to said officer by Article IV of these Bylaws.

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

Section 7.2 REPRESENTATION OF SHARES OF OTHER CORPORATIONS

        All shares of any other corporation standing in the name of this corporation shall be voted, represented, and all rights incidental thereto exercised as directed by written consent or resolution of the Board of Directors expressly referring thereto. In general, such rights shall be delegated by the Board of Directors, under express instructions from time to time as to each exercise thereof, to the Chief Executive Officer or the President, or any Vice President, and the Secretary or any Assistant Secretary of this corporation, or any other person expressly appointed by the Board of Directors. Such authority may be exercised by the designated officers in person, or by any other person authorized so to do by proxy, or power of attorney, duly executed by such officers.

Section 7.3 DIVIDENDS

        The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and on the terms and conditions provided by law and the Articles of Incorporation, subject to any contractual restrictions to which the corporation is then subject. If a dividend is declared, the stock transfer books shall not be closed but a record date shall be set by the Board of Directors on which date the transfer agent or, where no transfer agent is appointed, the Secretary will take a record of all shareholders entitled to the dividend without actually closing the books for transfers of stock.

                                  ARTICLE VIII
                    STOCK CERTIFICATES AND TRANSFER OF SHARES

Section 8.1 STOCK CERTIFICATES

        8.1.1 Certificates representing shares of stock in the corporation shall be in such form as may be required by law and as may be designated by the Board of Directors, shall be numbered and registered as they are issued and shall set forth: The name of the record holder of the shares represented thereby; the certificate number and its date of issuance; the number of shares for which it is issued; and any statement, summary or legend authorized by the Board of Directors or required to or which, in the exercise of sound business judgment, should be stated thereon pursuant to (a) any agreement to which the corporation is a party or (b) any provision of law, including but not limited to the federal securities laws, the California Corporate Securities Law of 1968, as amended, and Section 417 or Section 418 or any other section of the GCL.

        8.1.2 Every stock certificate must be signed in the name of the corporation by the Chairman of the Board or the Chief Executive Officer or the President or a Vice President and by the Chief Financial Officer or the Secretary or any Assistant Secretary. Any or all of the signatures on the certificate may be by facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation or any transfer agent with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

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

Section 8.2 TRANSFER ON THE BOOKS

        Upon (a) the surrender to the Secretary or transfer agent of the corporation of a certificate representing shares of stock in the corporation, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and (b) delivery to the corporation of evidence sufficient to indicate that the transfer of such shares would not be in violation of the Articles of Incorporation or Bylaws of the corporation, or any legend appearing on said certificates, or any applicable law, it shall be the duty of the corporation to issue or cause to be issued a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 8.3 LOST OR DESTROYED CERTIFICATES

        The Board of Directors or any officer designated by the Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate for shares so lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors or such officer, as a condition precedent to the issuance thereof, may require the person claiming such lost or destroyed certificate or certificates to give the corporation a bond or other adequate security sufficient to indemnify it against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 8.4 TRANSFER AGENTS AND REGISTRARS

        The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, who may be the same person, and may be the Secretary of the corporation, or an incorporated bank or trust company, either domestic or foreign, who shall be appointed at such times and places as the requirements of the corporation may necessitate and the Board of Directors may designate.

Section 8.5 FIXING RECORD DATE FOR ACTIONS WITH RESPECT TO SHAREHOLDERS

        8.5.1 The Board of Directors may fix, in advance, a record date for the determination of shareholders entitled to notice of and to vote at any meeting of shareholders, or entitled to give written consent to corporate action without a meeting, or to receive payment of any dividend or other distribution, or to receive an allotment of any rights, or to receive any report or statements, or to exercise any rights in respect to any change, conversion or exchange of shares, or to exercise any rights in respect of any other lawful action. Said record date so fixed shall not be more than 60 nor less than 10 days prior to the date of such meeting or more than 60 days prior to any other action.

        8.5.2 If no record date is fixed by the Board of Directors, then:

            (a) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

            (b) The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is given.

            (c) The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of such other action, whichever is later.

            (d) Shareholders on the record date are entitled to notice and to vote or to receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the Articles of Incorporation or these Bylaws or by agreement or applicable law.

Section 8.6    RECORD OWNERSHIP

        The corporation shall be entitled to recognize the exclusive right of a person registered as such on the books of the corporation as the owner of shares of the corporation's stock to receive notices and reports, to receive dividends and other distributions, to vote and give written consents as such owner, and to exercise any rights in respect of any other lawful action, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the corporation shall have express or other notice thereof, except as otherwise provided by law.

                                   ARTICLE IX
                     INDEMNIFICATION OF DIRECTORS, OFFICERS,
                           EMPLOYEES AND OTHER AGENTS

Section 9.1 INDEMNIFICATION OF DIRECTORS AND OFFICERS

        The corporation, to the maximum extent permitted by the GCL (notwithstanding that such indemnification is not specifically authorized by the GCL), shall indemnify each of its directors and executive officers against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that any such person is or was a director or officer of the corporation. The corporation shall advance to such director or executive officer expenses incurred in defending any such proceeding, to the maximum extent permitted by such law. The indemnification provided by this Section 9.1 shall not be exclusive of any other rights to which such director or executive officer may be entitled under any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in such director's or executive officer's official capacity and as to action in another capacity while holding such office. The indemnification provided under this Section 9.1 shall continue as to such director or executive officer for any action taken or not taken while serving in an indemnified capacity even though such director or executive officer may have ceased to serve in such capacity at the time of any covered proceeding. For purposes of this section, a "director" or "executive officer" of the corporation includes any person who is or was a director or executive officer of the corporation or is or was serving at the request of the corporation as a director or executive officer of another corporation or other enterprise or was a director or executive officer of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

Section 9.2 OTHER AGENTS

        The Board of Directors in its discretion may provide for indemnification of or advance of expenses to other agents of the corporation and likewise may refuse to provide for such indemnification or advance of expenses except to the extent such indemnification is mandatory under the GCL. The corporation shall have power to purchase and maintain insurance on behalf of any director, officer, employee or other agent of the corporation against any liability asserted against or incurred by the agent in that capacity or arising out of the agent's status as such whether or not the corporation would have the power to indemnify the agent against that liability under the GCL.

                                    ARTICLE X
                                 INTERPRETATION

        Reference in these Bylaws to any provision of the GCL shall be deemed to include all amendments thereof.

                                   ARTICLE XI
                              AMENDMENTS TO BYLAWS

Section 11.1 BY SHAREHOLDERS

        New Bylaws may be adopted, or these Bylaws may be repealed or amended, by the affirmative vote or written consent of the holders of a majority of the outstanding shares entitled to vote, except as otherwise provided by law or by the Articles of Incorporation.

Section 11.2 BY DIRECTORS

        Subject to the right of the shareholders to adopt, amend or repeal Bylaws, as provided in Section 11.1, and subject to the provisions of Section 3.2, the Board of Directors may amend or repeal these Bylaws or may adopt new Bylaws.

Section 11.3 RECORD OF AMENDMENTS

        Whenever an amendment or new Bylaw is adopted, it shall be copied in the book of minutes with the original Bylaws. If any Bylaw is repealed, the fact of repeal, with the date of the meeting at which the repeal was enacted or written consent was filed, shall be stated in said book.


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